Exhibit 99.1

Certification

I, John Ball, certify that:

     1.     I have reviewed this quarterly report on Form 10-Q of Mayor’s Jewelers, Inc.;

     2.     Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3.     Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

Date: September 17, 2002

/s/ John Ball
__________________________________
John Ball, Chief Financial Officer

I, Marc Weinstein, certify that:

     1.     I have reviewed this quarterly report on Form 10-Q of Mayor’s Jewelers, Inc.;

     2.     Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3.     Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

Date: September 17, 2002

/s/ Marc Weinstein
_______________________________________
Marc Weinstein, Chief Operating Officer

EXPLANATORY NOTE REGARDING CERTIFICATIONS: Representations 4, 5 and 6 of the Certification as set forth in this Form 10-Q have been omitted, consistent with the Transition Provisions of SEC Exchange Act release No. 34-46427, because this Quarterly Report of Form 10-Q covers a period ending before the Effective Date of Rules 13a-14 and 15d-14. Exhibit 99.1

Certification Pursuant to 18 U.S.C.§1350

     In connection with the filing with the United States Securities and Exchange Commission of Mayor’s Jewelers, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the period ended August 3, 2002 (the “Report”), the undersigned, the Chief Operating Officer and the Chief Financial Officer of the Company, hereby certify (i) in our capacities as officers of the Company, (ii) to each of our own respective actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C. §1350, that:

     (1)  the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  the information contained in the Report fairly presents, in all material respects, the final condition and results of operations of the Company.

     The above certification is given as of the date of the Report and is limited to the periods covered by the Report. The above certification is made severally and not jointly.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on September 17, 2002.

MAYOR’S JEWELERS, INC.

By: /s/ Marc Weinstein

Chief Operating Officer

By: /s/ John Ball

Chief Financial Officer

Explanatory Note: The Company does not currently have a Chief Executive Officer. The highest ranking officer of the Company is currently the Chief Operating Officer.